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                        FORM OF PERFORMANCE OPTION UNDER THE
                   AMENDED AND RESTATED WIND RIVER SYSTEMS, INC.
                             1987 EQUITY INCENTIVE PLAN


     WIND RIVER SYSTEMS, INC. (the "Company"), pursuant to the Company's Amended and Restated 1987 Equity Incentive Plan (the "Plan") grants to _________________ ("Optionee") a nonstatutory stock option to purchase
__________ shares of the Company's common stock ("Option Shares") at the exercise price of $__________ per share.

     This option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

     The details of your option are as follows:

     1. Unless sooner terminated in accordance with the terms of this option, this option shall vest and become exercisable in its entirety on September 8, 2004; provided, however, that the option shall accelerate and become vested and exercisable as set forth on Schedule A, attached hereto.
On the date of grant, it is anticipated that Optionee will be employed by the Company through September 8, 2004. Notwithstanding the foregoing, nothing in this option should be viewed as an employment or consultancy contract; and nothing in this option shall abridge the right of Optionee to terminate employment or consultancy with the Company, or the right of the Company to terminate the Optionee's employment or consultancy with the Company. In addition, nothing in this option shall obligate the Company or any Affiliate of the Company (as defined in the Plan), or their respective stockholders, Board of Directors, officers or employees to continue any relationship which Optionee might have as a Director for the Company or Affiliate of the Company.

     2. Payment of the exercise price per share is due in full in cash upon exercise of all or any part of each installment which has become exercisable by you; PROVIDED, HOWEVER, that if at the time of exercise, the Company's Common Stock is publicly traded and quoted regularly in the WALL STREET JOURNAL, payment of the exercise price, to the extent permitted by applicable statutes and regulations, may be made by delivery of already-owned shares of Common Stock owned by you for at least six (6) months and owned free and clear of any liens, claims, encumbrances or security interests or a combination of cash and already-owned Common Stock. Such Common Stock shall be valued (i) if listed on a national securities exchange or quoted on the Nasdaq National Market, at the closing price on the trading day immediately preceding the date of exercise or (ii) otherwise at the average closing bid and ask quotations published in the Wall Street Journal for the trading day immediately preceding the date of exercise.

     3. The minimum number of shares with respect to which this option may be exercised at any one time is ten percent (10%) of the total Option Shares, except that

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immediately prior to expiration of this option any remaining vested Option
Shares may be exercised in full.

     4. Notwithstanding anything to the contrary contained herein, this option may not be exercised unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the "Act") or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

     5. The term of this option commences on September 8, 1997 the date of grant and expires on September 7, 2007 (the "Expiration Date"), unless this option expires sooner as set forth below or in the Plan. This option shall terminate prior to the Expiration Date as follows: three (3) months after the termination of your continuous status in your current position (or equivalent or superior position) with the Company or an Affiliate of the Company for any reason or for no reason unless:

          (a) such termination is due to your permanent and total disability (within the meaning of Section 422(e)(6) of the Code), in which event the option shall expire on the earlier of the Expiration Date set forth above or one (1) year following such termination; or

          (b) such termination is due to your death, in which event the option shall expire on the earlier of the Expiration Date set forth above or eighteen (18) months after your death; or

          (c) during any part of such three (3) month period the option is not exercisable solely because of the condition set forth in paragraph 4 above, in which event the option shall not expire until the earlier of the Expiration Date set forth above or until it shall have been exercisable for an aggregate period of three (3) months after such termination.

     However this option may be exercised following such termination only as to that number of shares as to which it was exercisable on the date of such termination under provisions of paragraph 1 of this option.

     6. This option may be exercised, to the extent specified above, by delivering a notice of exercise together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to subparagraph 6(f) of the Plan. If the Company is required to withhold on account of any present or future tax imposed as a result of such exercise, the notice of exercise shall be accompanied by a check to the order of the Company in payment of the amount of such withholding.

     7. This option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.


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     8.   Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     9.   In the event of:  (i) a dissolution or liquidation of the Company;
(ii) a merger or consolidation in which the Company is not the surviving corporation; or (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Board and to the extent permitted by applicable law: (a) any surviving corporation shall assume any options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, (b) such options shall continue in full force and effect, or
(c) the time during which such options become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any options terminated if not exercised prior to such event.

     10. In the event of either (1) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, which acquisition has not been approved by resolution of the Company's Board of Directors, or (2) a change in a majority of the membership of the Company's Board of Directors within a twenty-four (24) month period where the selection of such majority either (A) was not approved by a majority of the members of the Board of Directors at the beginning of such twenty-four (24) month period or (B) occurred as the result of an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, then to the extent not prohibited by applicable law, the time during which options outstanding under the Plan may be exercised shall be accelerated prior to such event, but only to the extent that such options would have become exercisable within thirty (30) months of the date of such event, and the options terminated if not exercised after such acceleration and at or prior to such event.


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     11.  This option is subject to all provisions of the Plan, a copy of which is attached hereto and its provisions are hereby made a part of this option, including without limitation the provisions of paragraph 6 of the Plan relating to option provisions, and paragraph 13 relating to adjustments upon changes in stock and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

     Dated:_________________, 19__



                                       Very truly yours,



                                       ______________________________________


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THE UNDERSIGNED:

     (a) Acknowledges receipt of the foregoing option and the attachments referenced therein and understands that all rights and liabilities with respect to this option are set forth in the option and the Plan.

     (b) Acknowledges that Optionee has not been given by the Company, or any representative of or counsel to the Company, advice or representations as to the tax consequences of the grant or exercise of the option hereby granted or the sale or other disposition of shares of stock acquired by exercise of the option; Optionee has consulted or will consult at appropriate times, Optionee's own tax adviser regarding such tax consequences; and Optionee assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with the Option Shares.

     (c) Acknowledges that as of the date of grant of this option, it sets forth the entire understanding between the undersigned Optionee and the Company and its affiliates regarding the acquisition of stock in the Company relating to this option and supersedes all prior oral and written agreements on that subject relating to this option with the exception of the following agreements only: ______________________ (if none, so state).


                                       __________________________________
                                       _______________________ (Optionee)

                                       ________, 19__ (Date of Grant)



                                       Date: ______________________________

                                       Address:  __________________________

                                                 __________________________


Attachments:

   AMENDED AND RESTATED WIND RIVER SYSTEMS, INC. 1987 EQUITY INCENTIVE PLAN


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                                    SCHEDULE A







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